Exhibit n.8

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Solar Senior Capital Ltd.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting and the senior securities table included herein and to the references to our firm under the headings “Selected Financial and Other Data” and “Independent Registered Public Accounting Firm” in the Form N-2.

New York, New York

March 21, 2018